SECURITY AGREEMENT

  This Security Agreement ("Security Agreement") is made as of this 1 day of December, 2000, by and between Idaho Technical, Inc., a Nevada Corporation ("Grantor") and Biophan, LLC, a New
  York Limited Liability Company ("Secured Party").

  WHEREAS, Grantor and Secured Party are parties to that certain transfer agreement, dated of even date herewith (the "Transfer Agreement") and an assignment also dated of even date herewith (the Assignment), which collectively provides for the grant by Grantor to Secured Party of a security interest in certain inventions comprising certain new and useful improvements in MRI-Resistant Cardiac Pacemakers that are partly described:

            in a Provisional Patent Application, the disclosure of which was filed in the United States Patent and Trademark Office on April 20, 2000, and accorded Application No. 60/198,631 with Attorney Docket No. T31-003/T31-005, that are partly described in a disclosure submitted to Elman & Associates and assigned Attorney Docket
            No. T31-010; and

            related technologies for suppressing MRI energies and radio frequency energy from negative effects on pacemakers and certain other implantable and external medical devices and diagnostic systems ( collectively the "Patents").

  WHEREAS, Secured Party has required, as a condition to executing the Assignment and under the Transfer Agreement, that Grantor execute and deliver to Secured Party this Security
  Agreement; and

  WHEREAS, Grantor and Secured Party desire to secure the performance by Grantor of all of its obligations to Secured Party under the Transfer Agreement (collectively, the "Obligations") by a pledge of the property described in Section 1 below all in accordance with the terms and conditions of this Security Agreement and the Transfer Agreement.
  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

  1. Security Interest. To secure the complete and timely satisfaction of the Obligations, Grantor hereby grants, conveys, and assigns to Secured Party all of Grantor's right, title, and interest in and to the following (collectively, the "Collateral"):

            1.1 Patents. The Patents and patent applications listed above together with:
                 1.1.1. The inventions, improvements, claims, and shop rights associated therewith.
                 1.1.2. The reissues, divisions, continuations, renewals, extensions, continuations-in-part, and improvements thereof.
                 1.1.3. All income, royalties, damages, and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof.
                 1.1.4.    All rights corresponding thereto,
                 including, without limitation, the right to sue and recover for past, present and future infringements thereof.
                 1.1.5. All other proceeds and products of the foregoing, including, without limitation, any rights pursuant to its agreements with any other party relating thereto.

  2. Scope. The assignment of the Collateral herein creates a first-priority mortgage and security interest having priority over all other security interests. Secured Party's rights to the Collateral will be worldwide and will not require the payment of any royalties or other related charges by Secured Party to Grantor or any other person. The Collateral includes Patents now owned by Grantor, those Patents currently applied for and all Patents hereafter applied for or filed by Grantor or hereafter granted or otherwise arising in Grantor's interest.

  3. Covenants. During the Term, except as may otherwise be provided in the Transfer Agreement and except with the prior written consent of Secured Party, Grantor:
            3.1. Will not enter into any agreement inconsistent with Grantor's obligations under this Security Agreement.
            3.2. Will, to the extent possible, continue to use proper statutory notice in connection with its use of the Patents.
            3.3. Will use commercially reasonable efforts to discover, preserve and protect its intellectual property; will file applications for Patents with respect to such intellectual property when commercially reasonable to do so, giving due consideration to the economic and strategic value and opinion of counsel as to desirability and feasibility of such application and will prosecute diligently all present and future applications for Patents.
            3.4. Will not abandon any pending Patent application.
            3.5. Will promptly pay when due all taxes and assessments (including patent maintenance fees) upon the Collateral or for its use.
            3.6. Will preserve, maintain, and enforce against infringement, dilution and improper use all Patents;
            and will not, directly or indirectly, take any action, or fail to take any action which would impair the validity or enforceability of any of the Patents.
            3.7. Will not create, incur or suffer or permit to be created or incurred or to exist any lien or security interest upon or against any of the Collateral that is prior in right to that of Secured Party.
            3.8. Will not merge or consolidate with or into any entity.
            3.9. Will not change its name or conduct its business under any other trade name.

  4.   License.
            4.1. Patents. Secured Party hereby grants to Grantor the royalty-free, exclusive, nontransferable right and license to make, have made, use, and sell the inventions disclosed and claimed in the Patents solely for Grantor's own benefit.
            4.2. Limitations. The licenses granted under this Section 4 will terminate at the end of the Term or sooner upon an Event of Default (as defined below). Except with the prior written consent of Secured Party, Grantor will not sell, assign its interest in, or grant any sublicense under, any of the licenses granted under this Section 4.

  5.   Term. The period of effectiveness of this Security
  Agreement (the "Term") will begin on the date first written above and will remain in full force and effect until the complete satisfaction of the Obligations.

  6. Right to Inspect. Secured Party has the right, at any reasonable time and from time to time, to inspect Grantor's premises and to examine Grantor's books, records, and operations which are relevant to Grantor's intellectual property generally, to the Patents and to the enforcement of the provisions of this Security Agreement.

  7. Termination. This Security Agreement is made for collateral purposes only. At the end of the Term, all of Secured Party's right, title, and interest in and to the Collateral will automatically revert to Grantor. In such event, Secured Party will execute and deliver to Grantor all termination statements and other instruments which are required to terminate Secured Party's security interest and to vest in Grantor all right, title, and interest in and to the Collateral, subject to any prior enforcement by Secured Party of its security interest as provided under this Security Agreement.

  8. Expenses. Each party will bear its own expenses of complying with the terms of this Security Agreement. Such expenses of compliance for Grantor will include, without limitation, the expenses of maintaining the Collateral as provided in Section 3. Such expenses of Compliance for Secured Party will include, without limitation, the expenses of perfecting the security interest created by this Security Agreement.

  9. Events of Default. An "Event of Default" will occur under this Security Agreement upon the happening of any of the following events:
            9.1. The occurrence of an event of default under the Transfer Agreement.
            9.2. A default in the performance of the Obligations or any provision of this Security Agreement.
            9.3. The Grantor, or its Parent (Parent shall mean any individual or entity which owns or controls, itself or in conjunction with an affiliate or other entity under its control, by contract or otherwise, at least fifty percent of the outstanding shares of the Grantor.) commences any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect;
            or Grantor or its Parent is adjudicated insolvent or bankrupt by a court of competent jurisdiction; or Grantor or its Parent petitions or applies for, acquiesces in, or consents to, the appointment of any receiver or trustee of Grantor or its Parent for all or substantially all of its property or assets; or the Grantor or its Parent makes an assignment for the benefit of its creditors; or Grantor or its Parent admits in writing its inability to pay its debts as they mature.
            9.4. There is commenced against Grantor or its Parent any proceeding relating to Grantor or its Parent any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute, of any jurisdiction, whether now or subsequently in effect, and the proceeding remains undismissed for a period of thirty
            (30) days or Grantor or its Parent by an act indicates its consent to, approval of, or acquiescence in, the proceeding; or a receiver or trustee is appointed for Grantor or its Parent for all or substantially all of its property or assets, and the receivership or trusteeship remains undischarged for a period of thirty (30) days; or a warrant of attachment, execution or similar process is issued against any substantial part of the property or assets of Grantor or its Parent, and the warrant or similar process is not dismissed or bonded within thirty (30) days after the levy.
            9.5. The Grantor's failure to account, to the Secured Party's satisfaction, at such time as the Secured
            Party may reasonably require, for any of the Collateral, or proceeds thereof.
            9.6. The institution of any suit affecting the Grantor deemed by the Secured Party to affect adversely its interest hereunder in the Collateral.

  10. Remedies. Upon the occurrence of an Event of Default, so long as such Event of Default has not been waived, and after written notice from Secured Party to Grantor of Secured Party's intention to enforce its rights and claims in the Collateral, all of the Grantor's rights in and to the Collateral will automatically revert to Secured Party. Thereafter, Secured Party shall be authorized and empowered (1) to take any or all of the Collateral as Secured Party's property (a "Taking"); (2) to cause any or all of the Collateral to be sold (a "Sale"); or
  (3) to bring suit and take any other action in its own name to enforce or otherwise protect, preserve, or realize upon the Collateral (a "Suit"). Grantor will, at the request of Secured Party, and in connection with any Taking, Sale, Suit or any other action taken to enforce Secured Party's rights in the Collateral (1) do any and all lawful acts and execute any and all instruments reasonably required by Secured Party; and (2) reimburse and indemnify Secured Party for all reasonable expenses incurred by Secured Party.

  11.  Power of Attorney.
       11.1 Authorization. Grantor hereby authorizes Secured
       Party to:
            11.1.1.   Make, constitute, and appoint any
            representative of Secured Party as Secured Party may select, in its sole discretion, as Grantor's true and lawful attorney-in-fact, with power to endorse
            Grantor's name on all applications, documents, papers, and instruments necessary or desirable for Secured Party to give effect to the provisions of this Security Agreement and the intent of the parties hereto.
                 11.1.2. Take any other actions with respect to the Collateral, consistent with this Security Agreement, as Secured Party deems in the best interest of Secured Party.
                 11.1.3. Following the occurrence of an Event of Default, grant or issue any exclusive or non-exclusive license under the Patents to any person.
                 11.1.4. Following the occurrence of an Event of Default, subject to the terms of any existing license agreement, assign, pledge, convey, or otherwise transfer title in or dispose of the Collateral to any person.
            11.2 Ratification. Grantor hereby ratifies all that Secured Party, acting as Grantor's attorney-in-fact will lawfully do or cause to be done by virtue hereof. This power of attorney will be irrevocable during the Term.

  12. Cumulative Remedies. All of Secured Party's rights and remedies with respect to the Collateral, whether established hereby or by the Transfer Agreement, or by any other agreements or by law, will be cumulative and may be exercised individually or concurrently. Secured Party will have, in addition to all other rights and remedies given it by the terms of this Security Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Collateral may be used or rights thereto enforced. Grantor acknowledges and agrees that this Security Agreement is not intended to limit or restrict in any way the rights and remedies of Secured Party under the Transfer Agreement but rather is intended to facilitate the exercise of such rights and remedies.

  13. Waivers. No course of dealing between Grantor and Secured Party and no failure or delay of Secured Party to exercise any right, power or privilege hereunder will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

  14. Severability. The provisions of this Security Agreement are severable, and if any clause or provision is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such clause or provision, or part thereof, in such jurisdiction, and will not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement.

  15. General. This Security Agreement will inure to the benefit of and be binding upon Grantor, Secured Party and their respective successors and assigns. Grantor may not assign its rights or obligations under this Security Agreement without the prior written consent of Biophan. No party is liable for its breach if such breach is due to an event beyond its reasonable control. All required notices must be in writing. No failure or delay to enforce a provision will be deemed a waiver thereof. This Security Agreement is governed by the internal laws of New York and the parties hereby consent to the jurisdiction of the state and federal courts located in Monroe County, New York. This Security Agreement along with the Assignment and Transfer Agreement are the entire and exclusive set of terms and conditions for the assignment and disposition of the Collateral and may only be modified by a writing signed by all parties.


  IN WITNESS WHEREOF, the parties have executed this Security
  Agreement by their signature or the signature of their duly authorized representatives below.

  IDAHO TECHNICAL, INC.
  By ______________________________________________
            ______________________, President

  BIOPHAN, LLC

  By ______________________________________________
           Michael L. Weiner, CEO